UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2015
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2015, the Board of Directors of Markel Corporation (the “Company”) elected Michael J. Schewel to serve as a director of the Company. Mr. Schewel is a partner with McGuireWoods LLP, an international law firm with over 900 lawyers in 20 offices. He began his legal career with McGuireWoods in 1979, and his practice focuses principally on corporate law and mergers and acquisitions, as well as the development and financing of energy projects. His association with McGuireWoods has been interrupted two times; first, in 2002, when he was appointed by then-Virginia Governor Mark Warner as the Commonwealth of Virginia’s Secretary of Commerce and Trade from January 2002 to January 2006. Mr. Schewel was responsible for 16 state agencies with approximately 3,000 employees and a budget of over $800 million. Later, from June 2011 to December 2013, Mr. Schewel served as Chief Executive Officer of Recast Energy LLC, a biomass energy company, which at the time developed, owned and operated biomass facilities in Mississippi and Kentucky. Mr. Schewel brings to the Board a sharp legal and business mind with expertise in governance and regulatory compliance as well as mergers and acquisitions. His managerial and governmental background also provides the Board with a valuable source of knowledge and experience in those arenas. Mr. Schewel has not been assigned to serve on any of the Board’s committees.
Mr. Schewel will participate in the Company’s compensation programs for non-employee directors. At present, in May of each year, each non-employee director is paid an annual fee of $60,000 and reimbursement of expenses incurred in connection with attending board meetings, and receives an annual grant of approximately $100,000 in restricted stock. In connection with his election, Mr. Schewel received a pro rata cash fee of $15,000 and a pro rata grant of approximately $25,000 in restricted stock. As a non-employee director, Mr. Schewel will be eligible to participate in the Company’s Employee Stock Purchase and Bonus Plan. Participating directors receive stock bonus awards in accordance with the terms of that plan equal to 10% of the net increase in shares purchased under the plan in a calendar year.
During 2014, the Company paid McGuireWoods LLP approximately $877,000 for legal services, constituting less than 0.5% of McGuireWoods’ annual gross revenues. Mr. Schewel does not personally provide any legal services to the Company, nor is his compensation from McGuireWoods based on the services provided to the Company in any respect, except that as a partner he shares in the net profit of the firm.
A copy of the Company’s press release announcing Mr. Schewel’s election to the board of directors is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued February 24, 2015, announcing election of Michael J. Schewel to board of directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: February 24, 2015	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary